Exhibit 15(a)                                                                                                       Cream Minerals Ltd.

Audit Committee Charter

I.

Mandate

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing:  the financial reports and other financial information provided by the Company to any governmental body or other stakeholders; the Company's systems of internal controls regarding finance, accounting, and the Company's auditing, accounting and financial reporting processes.  Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.  The Audit Committee's primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Company's financial reporting and internal control system and review the Company's financial statements.

Review and appraise the performance of the Company's external auditors.

Provide an open avenue of communication among the Company's auditor, financial and senior management and the Board of Directors.

II.

Composition

The Audit Committee shall be comprised of three directors as determined by the Board.  To the extent possible and practicable, each member of the Committee shall be an unrelated director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

At least one member of the Committee shall have accounting or related financial management expertise.  All members of the Audit Committee shall be financially literate and have a working familiarity with basic finance and accounting practices.  For the purposes of this Charter, the definition of “financially literate” is the ability to read and understand a balance sheet, an income statement and a cash flow statement.  The definition of “accounting or related financial management expertise” is the ability to analyze and interpret a full set of financial statements, including the notes attached thereto, in accordance with Canadian generally accepted accounting principles.

The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders' meeting.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III.

Meetings

The Committee shall meet a least quarterly, or more frequently as circumstances dictate.  As part of its job to foster open communication, the Committee should meet at least annually with the Chief Financial Officer and the independent auditors in separate sessions.

IV.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.

Review and update this Charter annually.

2.

Review the organization's annual and quarterly financial statements and Management Discussion and Analysis and any reports or other financial information submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the independent auditors.

External Auditors

3.

Review annually the performance of the external auditors who shall be ultimately accountable to the board of directors and the Audit Committee as representatives of the shareholders of the Company.

4.

Obtain annually a formal written statement of external auditors setting forth all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

5.

Review and discuss with external auditors any disclosed relationships or services that may impact the objectivity and independence of the auditor.

6.

Take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditor.

7.

Recommend to the Board of Directors the selection and, where applicable, the replacement of the independent external auditors nominated annually for shareholder approval.

8.

At each meeting, consult with the external auditors, without the presence of management, about the quality of the Company's accounting principles, internal controls and the completeness and accuracy of the organization's financial statements.

9.

Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

10.

Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services provided by the Company's external auditors.

Financial Reporting Processes

11.

In consultation with the external auditors, review with management the integrity of the organization's financial reporting process, both internal and external.

12.

Consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its' financial reporting.

13.

Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the external auditors and management.

14.

Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

15.

Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

16.

Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

17.

Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

18.

Review any complaints or concerns about any questionable accounting or auditing matters.

19.

Review certification process.

Other

20.

Review any related-party transactions.

V.

Annual Work Plan

	Summer	Fall
Review audit plan and year-end statements template		X
Review accounting systems and procedures		X
Review auditors' letter of recommendation		X

Review financial and accounting human resources		X
Review Committee's charter and membership		X
Review and recommend year-end financial statements	X
Review external auditors' work, independence and fees	X
Recommend auditors for the ensuing year	X
Review and reassess the adequacy of the Code of Ethics for Financial Reporting Officers	X
Review any proposed prospectus filings

CREAM MINERALS LTD.

BOARD OF DIRECTORS MANDATE

I.

Board's Purpose

The duties and responsibilities of Directors follow from applicable corporate laws, as well as those duties and responsibilities generally agreed and approved by the Board of Directors.  The intent is that the duties and responsibilities guide the Board in complying with all applicable Canadian and U.S. legal and regulatory requirements.

Directors are accountable to the shareholders of the Company.

II.

Board's Mandate

The Board of Directors shall further the objectives of the Company by directing, supervising and otherwise reviewing and approving the stewardship of the Company.

All material transactions must be reviewed and approved by the Board prior to implementation.  Any responsibility that is not delegated to senior management or a Board committee remains with the full Board.  One of the Board's responsibilities is to review and, if thought fit, to approve opportunities as presented by management and to provide guidance to management.  The Board relies on management for the preparation of periodic reports, and to provide the support and information necessary to enable the Board to fulfill its obligations effectively.

The Board has the responsibility to participate with management in developing and approving the mission of the business, its objectives and goals, the strategic plans arising therefrom, and monitoring subsequent performance against said plans.  Strategic issues are reviewed with management and addressed by the full Board at regularly scheduled Board meetings and at meetings specifically called for this purpose.  The Board's strategic planning process involves having regular Board meetings to review reports on the Company's operations, exploration and development programs, and permits meeting with management on a regular basis, and reviewing business opportunities as presented by management.

The Board also meets to: plan for the future growth of the Company; identify risks of the Company's business, thus ensuring the implementation of appropriate systems to manage these risks; monitor senior management; and ensure timely disclosure of material transactions through the issuance of news releases and financial statements.  The Board members review financial performance quarterly.  Frequency of meetings as well as the nature of agenda items change depending upon the state of the Company's affairs and in light of opportunities or risks which the Company faces.  When necessary and appropriate, issues may be approved and adopted by the Board by way of written resolutions.

III.

Composition

To the extent possible and practicable, the Board of Directors shall be comprised with a majority of individuals who qualify as unrelated directors.

In deciding whether a particular Director is a “related Director” or an “unrelated Director”, the Board of Directors shall examine the factual circumstances of each Director and consider them in the context of factors considered to be relevant.

Under the TSX Guidelines, an “unrelated director” means a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.

Under the TSX Guidelines, a “significant shareholder” means a shareholder with the ability to exercise a majority of the votes for the election of the board of directors.

IV.

Specific Responsibilities and Duties

The Board is primarily responsible for stewardship of the Company and for creating an sustaining a culture of integrity.  The Board's mandate includes the following duties and responsibilities:

1.

Reviewing and approving any proposed changes to the Company's memorandum or articles.

2.

Be responsible for, and take appropriate action with respect to, any take-over bid, proposed merger, amalgamation, arrangement, acquisition of all or substantially all of the assets or any similar form of business combination, including the approval of any agreements, circulars or other documents in connection therewith.

3.

Approving payment of distributions to shareholders.

4.

Approving any offerings, issuances or repurchases of share capital or other securities.

5.

Approving the establishment of credit facilities and any other long-term commitments.

6.

Selecting and appointing, evaluation of and (if necessary) termination of the Chairman, CEO and other officers.

7.

Succession planning and other human resource issues.

8.

Approving the compensation of the senior executive officers, including performance bonus plans and stock options.

9.

Adopting a strategic planning process, approving strategic plans, and monitoring performance against plans.

10.

Reviewing and approving annual operational budgets, capital expenditures and corporate objectives, and monitoring performance on each of the above.

11.

Reviewing policies and procedures to identify business risks, and ensure that systems and actions are in place to monitor them.

12.

Reviewing policies and processes to ensure that the Company's internal control and management information systems are operating properly.

13.

Approving the financial statements and MD&A, and making a recommendation to shareholders for the appointment of auditors.

14.

Approving the Company's code of business ethics and disclosure and inskdier trading policy and monitoring their application.

15.

Assessing the contribution of the Board, committees and all directors annually, and planning for succession of the Board.

16.

Arranging formal orientation programs for new directors, where appropriate.

V.

Directors' Remuneration and Expenses

The directors' remuneration is fixed by the Board upon the recommendation of the Executive Compensation and Corporate Governance Committee.  The Directors are also entitled to be reimbursed for reasonable traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in connection with their services as Directors.

VII.

Board Meetings Process

The powers of the Board may be exercised at a meeting for which reasonable notice has been given and at which a quorum is present or, in appropriate circumstances, by resolution in writing signed by all the directors.

Responsibility for Convening

Regular meetings of the Directors may be called and held at such time and at such place as the Board may by resolution from time to time determine.  Any Director may call a meeting of the Board at any time.

Notice of Meeting

Reasonable notice of the time and place of each meeting shall be given by mail or by telephone or any other method of transmitting legibly recorded messages.  A notice of meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

Quorum

The quorum for the transaction of business at any meeting of the Board shall be a majority of directors or such other number of Directors as the Board may from time to time determine according to the articles of the Company.

Voting

At all meetings of the Board every resolution shall be decided by a majority of the votes cast on the resolution and in case of any equality of votes, the Chairman has a second or casting vote.

Order of Business

The Board shall endeavor to conduct its business effectively and efficiently.  Accordingly, it shall be normal procedure to provide Directors with the agenda and materials at least three business days prior to the meeting date in order that they may arrive at the meeting fully prepared.

Board meetings shall normally proceed as follows:

Review and approval of the minutes of the preceding meeting;
Business arising from the previous minutes;
Reports of committees;
President's report, financial and operational reports;
Other business;
Setting the date and time of the next meeting; and
Adjournment

Minutes of the meetings

A secretary should be named for each Board and committee meeting and minutes should be circulated at the latest one month after such meeting.  Minutes of the committees meetings will be given to each Board member.

This Board of Directors Mandate was adopted by the Board of Directors of Cream Minerals Ltd. on the 26th day of September 2005.

By order of the Board of Directors

CREAM MINERALS LTD.

CREAM MINERALS LTD.

Code of Ethics for Financial Reporting Officers

1.

Purpose of the Code

The purpose of this code is to define standards applicable to the President and Chief Executive Officer, the Chief Financial Officer and any other person performing similar functions (the “Financial Reporting Officers”) at Cream Minerals Ltd. (the “Company”), to promote:

1.1

honest and ethical conduct;

1.2

avoidance of conflicts of interest, whether actual or potential;

1.3

full, fair, accurate, timely and understandable disclosure in financial statements, reports and documents that the Company files with, or submits to, shareholders and securities authorities, as well as in other public communications made by the Company;

1.4

compliance with various legislation and regulations applicable to the Company;

1.5

prompt internal disclosure of any violation of the present code; and

1.6

accountability for any failure to respect the present code.

2.

Honest and Ethical Conduct

Financial Reporting Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company's stakeholders, including shareholders, clients, employees and suppliers.  Financial Reporting Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization and by exhibiting and promoting the highest standards of honest and ethical conduct.

In this regard, Financial Reporting Officers shall:

•

not abuse their position to obtain advantage for themselves, family members or close associates, or otherwise abuse their authority;

•

refrain from engaging in conduct that would discredit and/or compromise the integrity and reputation of the Company, including: neglect of duty, deceit, breach of confidence, corrupt or other unlawful practices, abuse of authority;

•

serve loyally, without self-interest and free from conflicts with other commitments; and

•

avoid any conflict of interest with respect to their fiduciary responsibilities and disclose actual and potential conflicts of interest in accordance with this Code.

3.

Precautions, Rules and Obligations in Case of Conflicts of Interest

Generally, a Financial Reporting Officer must not place himself or herself in a situation of conflict of interest, whether actual or potential, and must not take into consideration, in the performance of his or her functions, interests that are not exclusively the best interests of the Company.  In circumstances where a Financial Reporting Officer has a conflict of interest or becomes aware of a potential conflict of interest, the Financial Reporting Officer shall report the conflict or potential conflict to the Chairman of the Audit Committee (“CAC”) and fully inform the CAC of the facts and circumstances related to the conflict or potential conflict.  The Audit Committee shall review the matter and report to the Board of Directors.  The Financial Reporting Officer shall not take any further action in respect of the matter or transaction giving rise to such conflict or potential conflict unless and until he is authorized to do so by the Board of Directors.

The following guidelines describe more precise rules in this regard.  However, these rules are not exhaustive and must not be interpreted so as to restrict the general rule.

Every Financial Reporting Officer must disclose, any existing, and in advance of accepting and/or conducting any new instance of the following  in writing and promptly, to the CAC of the Board of Directors and his immediate superior

3.1

any position that he or she holds as an officer, director or employee with any other company, any public or para-public organization or institution, or non-profit organization ;

3.2

any business relationship he or she has with clients, suppliers or competitors of the Company, other than as a Financial Reporting Officer of the Company;

3.3

any relationship he or she has with persons working for any external auditor of the Company, or any of its subsidiaries, other than relationships directly and exclusively related to the performance of the external audit mandates;

3.4

any business relationship that the companies, organizations and corporations (the “Related Corporations”), in which he or she, whether directly or indirectly including through a holding or management company, or any associate of his or her, as defined in the Securities Act (British Columbia), holds an interest (as shareholder, lender, creditor, debtor, investor), have with the Company, its subsidiaries, or with clients, suppliers or competitors of the Company.  Notwithstanding the foregoing, in the event the only interest of the Financial Reporting Officer in the Related Corporation is that of a shareholder holding less than 3% of the shares of the capital stock of such Related Corporation, no disclosure is required;

3.5

all business relationships he or she has with the Company or its subsidiaries, other than as a Financial Reporting Officer of the Company;

3.6

any profit that the Financial Reporting Officer or an associate of the Financial Reporting Officer is likely to derive from a transaction concluded or planned by the Company with a third party, other than in his capacity as a shareholder of the Company;

3.7

any circumstance, fact or event that is likely to render him or her unable to properly and fully fulfill the functions of his or her position or to comply with applicable laws or regulations, or policies of the Company, or that could materially and adversely affect the reputation or the best interest of the Company; and

3.8

any circumstance, fact or event of which he or she becomes aware, regarding the Company, a director, an officer, or any other person, that is likely to materially and negatively affect the reputation or best interests of the Company.

For the purpose of this code, conflict of interest means every situation in which a Financial Reporting Officer could be inclined to favour his or her own interests or those of a third party in a manner that is contrary or in preference to the interests of the Company.  It is understood that apparent conflicts of interest can also cause harm to the Company and Financial Reporting Officers should be conscious of how their conduct is likely to be perceived by others both within and outside the Company and avoid conduct, circumstances or events which could reasonably be expected to be perceived as placing such Financial Reporting Officer or the Company in a conflict of interest position.

4.

Financial Records and Compliance

4.1

All financial data must be gathered, compiled, and reviewed by the Financial Reporting Officers with rigour and integrity, in order to give a fair, true and accurate picture of the financial situation of the Company.

4.2

All reports and financial statements must be set out in a complete, fair, accurate, comprehensive and timely manner.

4.3

In the performance of their functions, the Financial Reporting Officers must comply with the laws and regulations applicable to the Company, ensure compliance with Generally Accepted Accounting Principles (GAAP) in Canada and, where applicable, the U.S. and the rules prescribed by the regulatory authorities having jurisdiction over the activities of the Company, and must comply with the policies of the Company.  In this regard the Financial Reporting Officers are entitled to obtain and rely on advice of external auditors.

5.

Procedure and Sanctions

5.1

In any case where a more specific procedure has not been established in the present code or in another official communication of the Company, any questions related to the application of the present code must be submitted to the attention of one of the CAC, the Company's solicitor in the office of outside counsel, the Chief Financial Officer of the Company or to the person appointed by CAC for such purpose.

5.2

A financial reporting or any officer that has a well founded suspicion and/or knowledge of any violation of this code must immediately report and bring this alleged violation to the attention of the company's CAC or outside counsel in the office of the outside counsel as appointed by the CAC and announced to the company.  The company's counsel will review the matter and report it to the CAC after which notice will be given to the appropriate senior executives, the full board  and any further action will be immediately determined by the full Executive Compansation and Corporate Governance Committee (“ECCGC”) as advised by counsel.

5.3

Every violation of this code shall be disclosed to the ECCGC in a timely manner.

5.4

Any Financial Reporting Officer who does not comply with this code is subject to disciplinary sanctions that could include the termination of his employment.

5.5

The rules set out in this code are not exhaustive and must not be interpreted as a limitation to the other policies and rules applicable to the employees of the Company, in general, and to the Financial Reporting Officers, in particular.  Furthermore, these rules are not intended to and do not restrict the discretion and authority to manage and direct the Company.

6.

Certificate, Review and Disclosure

6.1

Each Financial Reporting Officer shall sign, on an annual basis, a certificate undertaking to comply with this code and shall file said certificate with the Corporate Secretary of the Company.

6.2

The audit committee shall review and reassess the adequacy of this code at least annually and otherwise as it deems appropriate, and propose recommended changes to the ECCGC.

6.3

All amendments to and waivers of this code shall, if material, be publicly disclosed by the Company where required pursuant to applicable legal and regulatory requirements.

This Code of Ethics for Financial Reporting Officers was reviewed by the Audit Committee on September 25, 2005, and adopted by the Board of Directors of Cream Minerals Ltd. on September 25, 2005.

By order of the Board of Directors

CREAM MINERALS LTD.

SCHEDULE “A”

CERTIFICATE

I, Frank A. Lang, President and Chief Executive Officer, of Cream Minerals Ltd., have read the Specific Code of Ethics governing Financial Reporting Officers (the “Code”) and understand its terms.

I endorse the standard of conduct set out in the Code and undertake to comply with the Code.

I further agree to speak to the Chairman of the Audit Committee if I have any concerns about a possible breach of the Code.

Signature of Financial Reporting Officer

__________________________________________

Date:

__________________________________________

Signature of immediate superior:

__________________________________________

Date:

__________________________________________

Name of immediate superior:

__________________________________________

SCHEDULE "A"

CERTIFICATE

I, Shannon M. Ross, Chief Financial Officer of Cream Minerals Ltd., have read the Specific Code of Ethics governing Financial Reporting Officers (the “Code”) and understand its terms.

I endorse the standard of conduct set out in the Code and undertake to comply with the Code.

I further agree to speak to the Chairman of the Audit Committee if I have any concerns about a possible breach of the Code.

Signature of Financial Reporting Officer

__________________________________________

Date:

__________________________________________

Signature of immediate superior:

__________________________________________

Date:

__________________________________________

Name of immediate superior:

__________________________________________

Code of Business Ethics

Acting with integrity, honesty and in good faith with respect to what is in the best interest of the Company's stakeholders is fundamental to the Company's reputation and ongoing success.  Cream is committed to sustainable growth within the parameters of protecting the environment, ensuring the safety and wellbeing of its employees, and supporting the communities in which it operates.  The directors, officers and senior employees of the Company must be committed to upholding these responsibilities in all facets of the Company's day-to-day operations.

In addition, the directors, officers and employees of the Company and persons or companies related to or controlled by them are expected to act in accordance with applicable laws and with the highest standards of ethical and professional behaviour.  It is essential that the Company's directors, officers and employees respect and adhere to the Company's Code of Business Ethics and to other rules and procedures outlined in the Company's corporate policies, as developed and amended.

Failure to comply with the Company's Code of Business Ethics and the rules and procedures outlined in the Company's corporate policies may result in the immediate suspension or dismissal of any officer or employee of the Company.  The Company may also be required by law to report a failure to comply with the relevant securities enforcement authorities who may conduct a formal inquiry, which may result in civil and/or criminal sanctions being imposed on any director, officer or senior employee concerned.

CREAM MINERALS LTD.

CODE OF ETHICS
FOR DIRECTORS, OFFICERS AND EMPLOYEES

(1) Summary of the Company's Code of Conduct
for Directors of Cream Minerals Ltd. and Its Subsidiaries

Purpose of the Policy

The Company's essential objective is to uphold ethical standards in all of its corporate activities.  The purpose of the Code of Conduct (the "Code") is to foster a climate of honesty, truthfulness and integrity.

The Company's Corporate Governance Committee (the "Governance Committee") is responsible for setting the standards of business conduct contained in the Code and updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Corporation, the business practices within the Company's industry, the Company's own business practices, and the prevailing ethical standards of the communities in which the Company operates.  While the Company's Governance Committee will oversee and monitor compliance with the Code, it is the individual responsibility of each director of the Company to comply with the Code.

Obligations

A.

Every director of the Company in exercising his or her powers and in discharging his or her duties shall, in accordance with the provisions of the British Columbia Business Corporations Act and the common law:

(a)

act honestly and in good faith with a view to the best interests of the Company;

(b)

exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(c)

exercise his or her director's powers for the purpose for which they were intended;

(d)

ensure that the director's personal interest and his or her duty to the Company are not brought into conflict; and

(e)

ensure that the director does not obtain or receive, directly or indirectly, an undisclosed personal profit, gain or benefit as a result of his or her relationship with the Company.

B.

In discharging the general duty of undivided loyalty to the Company, every director who is:

(a)

a party to a material contract or transaction or proposed material contract or transaction;

(b)

a director or officer of any entity who is a party to a material contract or transaction or proposed material contract or transaction with the Company, or

(c)

a person who has a material interest in any entity which is a party to a material contract or transaction or proposed material contract or transaction with the Company shall disclose the nature and extent of his or her interest in writing to the Company, or request to have that interest entered in the minutes of the meeting of directors at which the contract or transaction is first considered. In addition, such director shall retire from the meeting, if required by the Board of Directors, while the discussion on the material contract or transaction or proposed material contract or transaction is taking place and shall refrain from voting on the subject under consideration, but this shall not prevent the Board of Directors from calling him or her into the meeting to answer any questions regarding the matter under discussion nor shall it release the director from his or her obligation to inform the Board of Directors of what he or she knows of the situation and of any concerns.

However, because it may be impractical for a director or officer who serves as a director or officer of another entity or who has a material interest in another entity to know that the entity is entering into a material contract or transaction with the Company (and therefore to give notice of every such material contract or transaction), it is sufficient for the director to deliver a general notice to the directors of the Company, declaring that he or she is a director or officer or has a material interest in an entity and is to be regarded as interested in any contract or transaction made with that entity.

C.

Every director of the Company shall comply in all respects with  the Company's adopted policies, including but not limited to those dealing with disclosure of information, insider trading, and confidentiality (collectively the "Policies") as same may be amended, updated or replaced from time to time. The Policies are hereby incorporated by reference and form part of this Code, so that a breach of the Policies shall constitute a breach of the Code.

Waivers

Any waiver from compliance with any of the terms of the Code or the Policies shall require the prior approval of the Company's Governance Committee and may be disclosed in the Company's next quarterly report.

Violations

Every director shall report, in person or in writing, any known or suspected violation of the Code or the Policies to the Lead Director or the Chairman of the Company's Executive Compensation and Governance Committee (the"ECCGC"). The Company shall not allow any adverse consequences to follow against a director who acts in good faith in reporting any such violations.

The head Director or the Chairman of the ECCGC shall cause the ECCGC to carry out an investigation of any reported violations and shall oversee an appropriate response, including corrective action and preventative measures. Any director who violates the Code or the Policies shall face appropriate, case specific, disciplinary action.

Affirmation

Every director is expected to read and become familiar with the Code and the Policies and may be required, from time to time, to affirm in writing his or her compliance with the Code and the Policies.

CREAM MINERALS LTD.

(2) Summary of the Company's Code of Conduct
for Officers and Employees of Cream Minerals Ltd. and its Subsidiaries

Purpose of the Policy

The Company's essential objective is to uphold the highest standards of ethical conduct in all of its activities. The Company strives to conduct its business consistent with the values of honesty, integrity, fairness, respect and responsibility. Furthermore, the Company will obey the law in all matters.

The Company has a Code of Conduct (the "Code") for its employees and its subsidiaries that summarizes our key principles of ethical conduct, provides guidance to recognize and deal with ethical issues, and establishes mechanisms to report unethical conduct. Every officer and employee of the Company and any of its subsidiaries has a responsibility to understand and comply fully with the Code and all other policies of the Company.

The Code outlines our obligations in the following areas:

1.

Conflicts of Interest

Officers and employees are required to avoid situations where their personal interests interfere in any way with the interests of the Company, including receiving improper personal benefits as a result of their position in the Company.

2.

Confidentiality

Officers and employees are required to maintain and protect the confidentiality of all information and materials entrusted to them.

3.

Employee Trading

Officers and employees must comply with (1) the Company's Disclosure Controls and Procedures Policy and (2) the Company's Insider Trading, Confidentiality and Disclosure Policy (collectively the "Policies") that prohibits insider trading in the Company's securities and promotes confidentiality and timely disclosure of material information about the Company.

4.

Fair Dealings

Officers and employees are required to deal fairly with the Company's employees, customers, suppliers and competitors in a business-like manner, free from discriminatory practices, including harassment.

5.

Financial Transactions

Officers and employees must maintain the integrity of the Company's financial records and ensure full, fair, accurate and timely disclosure of financial information.

6.

Use of Resources

Officers and employees are to safeguard and use the Company's resources for legitimate business purposes only.

7.

Violations

Employees and officers are required to report known or suspected violations of the Code to the Company's head Director, or to the Chairman of the Company's Executive Compensation and Corporate Governance Committee ("ECCGC"), in order that appropriate action be taken.  Reports may be made anonymously, and in any event the Company shall ensure that employees and officers shall not suffer any adverse consequences as a consequence of making reports in good faith.  Reported violations shall be investigated promptly and fairly.

Employees and officers are encouraged to seek guidance when unsure about the best course of action in a particular situation.

The matters covered in this Code are of the utmost importance to the Company and are essential to our ability to conduct our business in accordance with our stated values and in compliance with laws and regulations. Any identified breach of the Code will be swiftly and appropriately dealt with, including disciplinary action and preventative measures.

Ratified and approved by the Board of Directors, effective September 1, 2005.

CREAM MINERALS LTD.

DISCLOSURE AND INSIDER TRADING POLICY

OBJECTIVE AND SCOPE

The objective of this disclosure policy (the "Policy") is to ensure that communications with the investing public about Cream Minerals Ltd. ("Cream") are:

•

timely, factual and accurate; and

•

broadly disseminated in accordance with all applicable legal and regulatory requirements.

This Policy confirms in writing Cream's existing disclosure policies and practices.  Its goal is to raise awareness of Cream's approach to disclosure among the Board of Directors, senior management and employees.

This Policy extends to all employees of Cream, its subsidiaries, their Boards of Directors, those authorized to speak on its behalf, and all other insiders.

It covers disclosure in:

•

Documents filed with securities regulators;

•

financial and non-financial documents, including management's discussion and analysis ("MD&A") and written statements made in Cream's annual and quarterly reports;

•

news releases;

•

letters to shareholders;

•

presentations by senior management and other employees; and

•

Cream's web site and other electronic communications.

It extends to oral statements made in:

•

meetings;

•

telephone conversations with analysts and investors;

•

interviews with the media;

•

speeches;

•

press conferences; and

•

conference calls.

DISCLOSURE POLICY COMMITTEE

The Board of Directors has established a Disclosure Policy Committee (the "Committee") responsible for all regulatory disclosure requirements and for overseeing Cream's disclosure practices under this Policy.  The Committee consists of the persons holding the following positions:

•

President and Chief Executive Officer;

•

Chief Financial Officer; and

•

Corporate Legal Counsel.

It is essential that the Committee be kept fully apprised of all pending material developments related to Cream in order to evaluate and discuss those events to determine the appropriateness and timing for public release of information.  If it is deemed that Material Information, as defined in section 3.1 below, should remain confidential, the Committee will determine how that information will be controlled.

The Committee will identify appropriate industry and company benchmarks for a preliminary assessment of materiality.  Guided by these benchmarks, the Committee will use experience and judgement to determine the timing for public release of Material Information.

The Committee is responsible to:

•

ensure appropriate systems, processes and controls for disclosure are in place;

•

review all news releases and core disclosure documents prior to their release or filing, including Cream's MD&A.

•

review and update, if necessary, this Policy annually, or as needed, to ensure compliance with changing regulatory requirements; and

•

report to the Board of Directors.

PRINCIPLES OF DISCLOSURE OF MATERIAL INFORMATION

"Material Information" for the purposes of this Policy is any information relating to the business and affairs of Cream that results in, or would reasonably be expected to result in, a significant change in the market price or value of Cream's securities or that would reasonably be expected to have a significant influence on a reasonable investor's investment decisions.

In complying with the requirement to immediately disclose all Material Information under applicable laws and stock exchange rules, Cream will adhere to the following basic disclosure principles:

•

Material Information will be publicly disclosed immediately via news release unless it is determined by the Committee that such disclosure would be unduly detrimental to Cream (for example, if release of the information would prejudice negotiations in a corporate transaction), in which case the Material Information will be kept confidential until the Committee determines it is appropriate to publicly disclose;

•

where Material Information is kept confidential, the Committee will cause a confidential material change report to be filed with the applicable securities regulators;

•

unfavourable Material Information will be disclosed as promptly and completely as favourable information;

•

there will not be selective disclosure.  Material Information disclosed to one or more individuals will also be disclosed to the investing public;

•

if previously undisclosed Material Information is inadvertently disclosed, this information will be broadly disclosed immediately via news release;

•

disclosure will be consistent among all audiences, including the investment community, the media, customers and employees; and

•

disclosure will be corrected immediately if Cream subsequently learns that earlier disclosure contained a material error at the time it was given.

TRADING RESTRICTIONS AND BLACKOUT PERIODS

It is illegal for anyone to purchase or sell securities of a public company with knowledge of Material Information affecting that company that has not been publicly disclosed.  It is also illegal for anyone to inform any other person of material non-public information, except in the necessary course of business.  Therefore, insiders, employees and consultants with knowledge of confidential or Material Information about Cream or counter-parties in negotiations of potentially material transactions are prohibited from trading securities of Cream or any counter-party until the information has been fully disclosed and a reasonable period has passed for the information to be widely disseminated.

Insiders are personally responsible for filing accurate and timely insider trading reports.  Insiders are required to confirm in writing quarterly to the Committee that the Insider's insider trading reports are accurate and up to date.

At such time as the Committee determines that financial results warrant, quarterly trading blackout periods will apply to all employees during periods when financial statements are being prepared but results have not yet been publicly disclosed.  Quarterly trading blackouts, if imposed, will commence the day specified by the Committee and end on the second day following the issuance of a news release disclosing quarterly financial results.  The Committee will notify the Board of Directors, senior management and employees when the Committee has determined that quarterly blackout periods are to be implemented at Cream.

Blackout periods may be prescribed from time to time by the Committee as a result of special circumstances relating to Cream when insiders would be precluded from trading in its securities.  All parties with knowledge or who are likely to obtain knowledge of such special circumstances will be covered by the blackout.  These parties may include external advisors such as legal counsel, investment bankers, investor relations' consultants and other professional advisors, and counter-parties in negotiations of material potential transactions.

Employees of Cream, its subsidiaries, and their Boards of Directors are not permitted to trade the shares of Cream on margin.

MAINTAINING CONFIDENTIALITY

Any employee privy to confidential information concerning Cream or its business partners is prohibited from communicating such information to anyone else unless it is necessary to do so in the course of business.  Efforts will be made to limit access to confidential information to only those who need to know the information and those persons will be advised that the information is to be kept confidential.

Outside parties privy to undisclosed material information concerning Cream will be told that they must not divulge this information to anyone else, other than in the necessary course of business and that they may not trade in Cream's securities until the information is publicly disclosed.  Such outside parties will confirm their commitment to non-disclosure in writing under a Confidentiality Agreement approved by the Committee.

To prevent the misuse or inadvertent disclosure of Material Information, the following procedures should be observed at all times:

•

documents and files containing confidential information should be kept in a safe place, with access restricted to individuals who "need to know" that information in the necessary course of business.  Code names should be used if necessary;

•

confidential matters should not be discussed in places where the discussion may be overheard, such as elevators, hallways, restaurants, airplanes or taxis;

•

confidential matters should not be discussed on cell phones or other wireless devices;

•

confidential documents should not be read or displayed in public places and should not be discarded where others can retrieve them;

•

employees must ensure they maintain the confidentiality of information in their possession outside of the office as well as inside the office;

•

transmission of documents by electronic means, such as by fax, e-mail or directly from one computer to another, should be made only where it is reasonable to believe that the transmission can be made and received under secure conditions;

•

unnecessary copying of confidential documents should be avoided and documents containing confidential information should be promptly removed from conference rooms and work areas after meetings have concluded.  Extra copies of confidential documents should be shredded or otherwise destroyed; and

•

access to confidential electronic data should be restricted through the use of passwords.

DESIGNATED SPOKESPERSONS

In order to ensure the investment community, regulators, newsletter writers and the media are receiving consistent and accurate information, only the President and Chief Executive Officer or a person specifically authorized by the President and Chief Executive Officer may serve as a spokesperson for Cream authorized to speak on behalf of Cream to those groups.

The President and Chief Executive Officer may, from time to time, designate others within Cream with authority to speak on behalf of Cream as back-ups, or to respond to specific inquiries from regulators or the investment community.

Persons who are not authorized spokespersons must not respond under any circumstances to inquiries from the investment community or the media.  All information inquiries made to non-designated spokespersons should be forwarded to an official spokesperson.

NEWS RELEASES

Once the Committee determines that a development is material, it will authorize the issuance of a news release unless the Committee determines that such development must remain confidential for the time being.  If developments are to remain confidential, appropriate confidential filings must be made and control of the inside information must be instituted.

News releases containing financial results will be publicly released following Audit Committee or Board approval of the MD&A, financial statements and notes.

If the stock exchange upon which shares of Cream are listed is open for trading at the time of a proposed announcement, prior notice of a news release announcing Material Information must be provided to its market surveillance division to enable a trading halt, if deemed necessary by the stock exchange.  If a news release announcing material information is issued outside of trading hours, the exchange must be notified promptly and in any event before the market reopens.

News releases must be disseminated through an approved news wire service that provides simultaneous national distribution.

News releases will be posted on Cream's web site and otherwise distributed by Cream only after confirmation of dissemination over the news wire.  The web site will include a notice that advises the reader that the information posted was accurate at the time of posting, but may be superseded by subsequent disclosures.

CONFERENCE CALLS

Conference calls may be held only when determined appropriate by the Committee and will be accessible simultaneously to all interested parties by telephone or via a webcast over the Internet.  The call will be preceded by a news release containing all relevant Material Information.  At the beginning of the call, a Company spokesperson will provide appropriate cautionary language regarding any forward-looking information and direct participants to publicly available documents containing the assumptions, sensitivities and a full discussion of the risks and uncertainties applicable to the news.

Cream will provide advance notice of the conference call and webcast by issuing a news release announcing the date, time and topic and providing information on how interested parties may access the call and webcast.  These details will be provided on Cream's web site.  In addition, Cream may send invitations to analysts, institutional investors, the media and others.  Any non-material supplemental information provided to participants will also be posted to the web site for others to view.

A tape replay of the conference call will be made available for a minimum of seven days and an archived audio webcast and/or text transcript will be made available on Cream's web site for a minimum of 90 days.

The Committee will hold a debriefing meeting immediately after the conference call and if it determines that selective disclosure of previously undisclosed Material Information has occurred, Cream will immediately disclose the information broadly via news release.

RUMOURS

Should the stock exchange request that Cream make a definitive statement in response to a market rumour that is causing significant volatility in the stock, the Committee will consider the matter and decide whether to issue a news release.  If the rumour is true in whole or in part, this may be evidence of a leak, and Cream will immediately issue a news release disclosing the relevant Material Information.

CONTACTS WITH ANALYSTS, INVESTORS AND THE MEDIA

Disclosure in individual or group meetings does not constitute adequate disclosure of information that is considered material non-public information.  If Cream intends to announce Material Information at an analyst or shareholder meeting or a press conference or conference call, the announcement must be preceded by a news release.

Cream recognizes that meetings with analysts and significant investors are an important element of its investor relations program.  Cream will meet with analysts and investors individually or in small groups as needed and will initiate contacts or respond to analyst and investor calls in a timely, consistent and accurate fashion in accordance with this Policy.  All analysts will receive fair treatment regardless of whether they are recommending buying or selling Cream's securities.

Cream will provide only non-material information through individual and group meetings, in addition to publicly disclosed Material Information, recognizing that an analyst or investor may construct this information into a mosaic that could result in Material Information.  Cream cannot alter the materiality of information by breaking down the information into smaller, non-material components.

Cream will provide the same sort of detailed, non-material information to individual investors, newsletter writers or reporters that it has provided to analysts and institutional investors and may post this information on its web site.

Spokespersons will keep notes of telephone conversations with analysts, investors, newsletter writers and reporters and where practicable more than one Cream representative will be present at all individual and group meetings.  A debriefing will be held after these meetings and if it is determined that selective disclosure of previously undisclosed Material Information has occurred, then Cream will immediately disclose the information broadly via news release.

REVIEWING ANALYST REPORTS AND FINANCIAL MODELS

Upon request, Cream may review analysts' draft research reports or financial models for factual accuracy based on publicly disclosed information.  Cream will not confirm, or attempt to influence, an analyst's opinions or conclusions and will not express comfort with the analyst's financial model and earnings estimates.

To avoid appearing to endorse an analyst's report or model, Cream will provide its comments in writing and will attach a disclaimer to written comments to indicate the report was reviewed only for factual accuracy.

LIMITS ON DISTRIBUTING ANALYST REPORTS

Analyst reports are proprietary products of the analyst's firm.  Distributing or referring to analyst reports, or providing links to them, may be viewed as an endorsement by Cream of the reports.  For these reasons, Cream will only provide analyst reports to persons outside of Cream or generally to employees of Cream with the prior approval of the Committee.  Notwithstanding the foregoing, Cream will distribute analyst reports to its directors and senior officers to monitor the communications of Cream and to assist them in understanding how the marketplace values Cream and how corporate developments affect the analysis.  Analyst reports may also be provided to Cream's financial and professional advisors in the necessary course of business.  Cream may post on its web site a complete listing, regardless of the recommendation, of all the investment firms and analysts who provide research coverage on Cream.  If provided, this list will not include links to the analysts' or any other third party web sites or publications.

FORWARD-LOOKING INFORMATION

A consistent approach to disclosure is important.  Where Cream elects to disclose forward-looking information in continuous disclosure documents, speeches, conference calls, etc., the following guidelines will be observed:

•

all forward-looking Material Information will be broadly disseminated via news release;

•

the information will be clearly identified as forward looking;

•

Cream will identify the material assumptions used in the preparation of the forward-looking information;

•

the information will be accompanied by a statement that identifies, in specific terms, the risks and uncertainties that may cause the actual results to differ materially from those projected in the statement;

•

the information may be accompanied by supplementary information such as a range of reasonably possible outcomes or a sensitivity analysis to indicate the extent to which different business conditions may affect the actual outcome;

•

the information will be accompanied by a statement that the information is stated as of the current date and subject to change after that date, and Cream disclaims any intention to update or revise this statement of forward-looking information, whether as a result of new information, future events or otherwise; and

•

once disclosed, Cream's practice for updating forward-looking information will be to regularly assess whether previous statements of forward-looking information should be replaced by new financial outlooks and to ensure that past disclosure of forward-looking information is accurately reflected in current MD&A.

PROVIDING GUIDANCE

Cream will try to ensure, through its regular public dissemination of quantitative and qualitative information, that analysts' estimates are in line with Cream's expectations.  Cream will not confirm, or attempt to influence, an analyst's opinions or conclusions and will not express comfort with analysts' financial models and earnings estimates.

If Cream has determined that it will be reporting results materially below or above publicly held expectations, it may decide to disclose this information in a news release to enable discussion without risk of selective disclosure.

QUIET PERIODS

At such time as the Committee determines that Cream's quarterly earnings are sufficiently material to the public, Cream will observe quiet periods prior to quarterly earnings announcements or when material changes are pending.  Regular quiet periods will commence on the first day following the end of a quarter and end with the issuance of a news release disclosing results for the quarter just ended.  The Committee will advise the Board of Directors, senior management and employees when the Committee has determined that quiet periods are to be implemented at Cream.

During a quiet period, Cream will not initiate any meetings or telephone contacts with analysts and investors, but will respond to unsolicited inquiries concerning factual matters.  If Cream is invited to participate, during a quiet period, in investment meetings or conferences organized by others, the Committee will determine, on a case-by-case basis, if it is advisable to accept these invitations.  If accepted, extreme caution will be exercised to avoid selective disclosure of any material, non-public information.

DISCLOSURE RECORD

The Committee will designate an officer or employee with responsibility to maintain a five-year record of all public information about Cream, including continuous disclosure documents, news releases, analysts' reports, transcripts or tape recordings of conference calls, debriefing notes, notes from meetings and telephone conversations with analysts and investors, and newspaper articles.

RESPONSIBILITY FOR ELECTRONIC COMMUNICATIONS

The Policy applies to electronic communications as well as traditional written and oral communication.  Accordingly, officers and personnel responsible for written and oral public disclosures are also responsible for electronic communications.

The Committee will be responsible for overseeing the updating of Cream's web site and for monitoring all Company information placed on the web site to ensure that it is accurate, complete, up-to-date and in compliance with relevant securities laws.

Disclosure on Cream's web site alone does not constitute adequate disclosure of information that is considered material non-public information.  Any disclosures of Material Information on the web site will be preceded by the issuance of a news release.

All continuous disclosure documents will be available from Cream's web site.  All information posted, including text and audiovisual material, will show the date the material was issued.  Any material changes in information must be updated immediately, following issuance of a news release.  The web site will include a notice that advises the reader that the information was accurate at the time of posting, but may be superseded by subsequent disclosures.

The Committee must approve all links from Cream's web site to third party web sites.  The web site will include a notice that advises readers they are leaving Cream's web site and that Cream is not responsible for the contents of the other site.

The Committee will also be responsible for responses to electronic inquiries.  Only public information or information that could otherwise be disclosed in accordance with this Policy will be used to respond to electronic inquiries.

In accordance with this Policy, employees (including designated spokespersons) are prohibited from participating in internet chat rooms or newsgroup discussions on matters pertaining to Cream's activities or its securities.

COMMUNICATION, EDUCATION AND ENFORCEMENT

The Policy extends to all employees of Cream and its subsidiaries, their respective Boards of Directors and authorized spokespersons.  New directors, officers and employees will be provided with a copy of this Policy and educated about its importance.

Changes to this Policy will be communicated to all employees.

Any employee who violates this Policy may face disciplinary action up to and including termination of employment without notice.  The violation of this Policy may also violate certain securities laws, which could expose directors, officers or employees to personal liability.  If it appears that an employee may have violated such securities laws, Cream may refer the matter to the appropriate regulatory authorities, which could lead to fines or other penalties.

Ratified and approved by the Board of Directors, effective the 26th day of September, 2005.

CREAM MINERALS LTD.

Executive Compensation and
Corporate Governance Committee (“ECCGC”) Charter

I.

Mandate

The primary function of the ECCGC is to assist the Board of Directors by:

•

reviewing the adequacy and form of: the Company's compensation program for the executive officers and directors; and the compensation plans in effect or proposed for the Company's employees.

•

recommending candidates for nomination, appointment, election and re-election to the Board and its committees; assessing Board performance; and determining appropriate orientation and education programs for new Board members.

II.

Composition

The ECCGC shall be comprised of three directors as determined by the Board.  To the extent possible and practicable, a majority of members of the Committee shall be unrelated directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as a member of the Committee.

III

Responsibilities and Duties

The ECCGC shall make such rules and regulations as may be necessary to carry out its responsibilities, which shall include the following:

1.

Executive Compensation

a)

reviewing the adequacy and form of the Company's compensation program for the executive officers.

b)

reviewing the adequacy and form and approving compensation plans in effect or proposed for the Company's employees.

c)

reviewing the adequacy and form of directors' compensation, ensuring that the compensation realistically reflects the responsibilities and risks involved in being an effective director.

d)

create CEO and Board position descriptions.

2.

Corporate Governance

a)

in the event of a vacancy occurring on the Board, however caused, the ECCGC may recommend to the Board a person or persons for appointment as a director to fill the vacancy.  The Board may thereupon approve one such recommendation in respect of each vacancy and direct the ECCGC to obtain the consent of that person to his or her appointment as a director and, upon such consent being obtained, the Board may appoint that person a director.

b)

the ECCGC shall, based upon a consideration of his or her performance in office and any other factors considered relevant, recommend to the Board whether a director should be nominated for election or re-election at any annual meeting of shareholders at which he or she is eligible to be elected a director.

c)

the ECCGC shall consider nominees, if any, recommended by shareholders for election as directors.

d)

the ECCGC shall make recommendations to the Board regarding resignations of directors, in accordance with policies determined from time to time by the ECCGC.

e)

notwithstanding subparagraphs (a) through (d), the Board may direct the ECCGC to give consideration to other nominations or may propose, appoint, elect or nominate any person to fill any vacancy on the Board or the ECCGC.

f)

in the event of a vacancy occurring on any Committee of the Board, however caused, the ECCGC shall recommend to the Board a person or persons for appointment as a member to fill such vacancy.

g)

the ECCGC shall be empowered to approve, in circumstances that it considers appropriate, the engagement by any one or more directors of outside advisers at the Company's expense.

h)

the ECCGC shall make recommendations from time to time to the Board concerning such other matters, including matters related to corporate governance, as the ECCGC may deem appropriate or as may be referred to it from time to time by the Board.

The ECCGC is responsible for creating CEO and Board position descriptions and developing corporate objectives for recommendation to the Board.  Once approved, the ECCGC is responsible for assessing the CEO against the corporate objectives set by the Board, and making recommendations to the Board with respect to the performance of senior management.

3.

Annual Work Plan

Annually, the ECCGC shall review:

a)

the procedure for monitoring directors' responsibility, diligence and for avoiding conflicts of interest.  The Committee shall also review the indemnification clause, D&O insurance policy and the regular declarations of conformity made by management.

b)

current developments relating to corporate governance and, if required, propose to the Board changes to its mandate and corporate governance policy.

c)

review Board size to ensure effectiveness.

d)

the Board's past years' proceedings to evaluate its efficiency and make required recommendation, if any.

e)

take appropriate action on any comment made by shareholders or regulatory authorities on the Company's corporate governance practices.

ANNUAL WORK PLAN	Spring	Fall
Review current developments relating to corporate governance and, if required, propose to the Board changes to its mandate and corporate governance policy.	X
Review Committee's charter and membership.	X
Review directors' questionnaires and Board's past years' proceedings to evaluate its efficiency and make required recommendation, if any.	X
Review Board size to ensure effectiveness.	X

Review the Company's disclosure of its Corporate Governance practices, as set out in the Statement of Corporate Governance Practices published in the Company's Annual Information Circular to Shareholders.

X
Review executive compensation and the non-employee directors' compensation.		X
Review remuneration plan for the employees.		X
Assess the CEO against the corporate objectives set by the Board, and make recommendations to the Board with respect to the performance of senior management.		X
Review and develop the corporate objectives that the CEO is responsible for meeting for the ensuing year, for recommendation to the Board.		X

Together with the CEO, review and develop CEO and Board position descriptions and develop Corporate Objectives for recommendation to the Board for the upcoming year, including the definition of the limits to management's responsibilities.

X
Send out annual questionnaire for the Board's evaluation.	X
Review the indemnification clause, D&O insurance policy and the regular declarations of conformity made by management.	X

This Executive Compensation and Corporate Governance Committee Charter was adopted by the Board of Directors of Cream Minerals Ltd. on the 26th day of. September 2005.

By order of the Board of Directors

CREAM MINERALS LTD.

Cream Minerals Ltd.

Mandate of the Chairman of the Audit Committee

The Chairman of the Audit Committee has the responsibility to ensure that the Committee executes its mandate to the satisfaction of the Board.

Specific Role and Responsibilities

In cooperation with the Chief Financial Officer, the Chairman of the Audit Committee will:

  Prepare the Committee meetings' agendas to ensure that all tasks of the Committee are covered in a timely fashion and that each topic is documented in a manner that allows the making of informed recommendations to the Board.

  Ensure that follow-up matters are being addressed.

  Direct the Committee's meetings in a manner that facilitates the exchange of constructive and objective points of view and opinions, that encourages all Committee members to participate and that is conducive to good decision-making.  Also ensure that there are private sessions that allow the Committee to meet with the external auditors separately from management and vice-versa.

  Ensure that the meetings' minutes properly reflect the discussions, recommendations and disagreements, if any, and that they are circulated in a timely fashion to the other members of the Committee and to the Board subsequently.  The Chairman is responsible for reporting to the Board the finding of the Committee.

  Maintain a close liaison with the Chairman of the Board and/or President and Chief Executive Officer and cooperate with him on any issue facing the Committee or any special request he might have.

  Maintain a direct and personal line of communication with the external auditors in a manner to ensure their full independence with management.  He will cooperate with the external auditors to find the best process to address any concern that they may have regarding the affairs of the Company.

  Promote the annual review of the Committee's performance including the review of his own performance on a planned basis and encourage ways and means to ensure that the scope of the mandate consistently reflects the requirements of the various regulators, as well as accounting and auditing profession standards.

  Ensure that communications regarding the Audit Committee's work and duties in the information circular are accurate.

  Work with the Executive Compensation and Corporate Governance Committee in the evaluation of the performance of the CFO and the review and establishment of his individual objectives.